Exhibit 99.1

               MOOG ANNOUNCES MEDICAL DEVICES ACQUISITION CLOSING

    EAST AURORA, N.Y., March 16 /PRNewswire-FirstCall/ -- Moog Inc.
(NYSE: MOG.A and MOG.B) (the "Company") announced today that it has completed the acquisition of ZEVEX International Inc. (Nasdaq: ZVXI) for $83.8 million. ZEVEX is a manufacturer of medical devices headquartered in Salt Lake City, Utah. ZEVEX shareholders will receive $13 in cash for each share of ZEVEX common stock. As a result of this transaction, ZEVEX is now a wholly owned subsidiary of Moog. The Company used its revolving credit facility to finance the transaction.

    ZEVEX manufacturers and distributes a line of ambulatory pumps, stationary pumps, and disposable sets that are used in the delivery of enteral nutrition for hospital, nursing home, neonatal, and patient home use. In addition, ZEVEX designs, develops, and manufactures surgical tools and sensors, and provides engineered solutions for the medical marketplace. The Company employs a staff of 178 people.

    This acquisition expands Moog's participation in the medical devices market. In the fiscal year ending September 29, 2007, sales in Moog's Medical Devices segment will approach $65 million, including $25 million in ZEVEX sales over the next six months. Due to first-year purchase accounting adjustments, this acquisition will be neutral to Moog's earnings per share for FY 2007.

    "We're excited about having ZEVEX become part of our Company," said Robert
T. Brady, Chairman and CEO. "We believe that ZEVEX brings an outstanding combination of personnel and products that further extend Moog's capabilities in the medical market, enabling us to continue growing this business."

    Moog Inc. is a worldwide designer, manufacturer, and integrator of precision control components and systems. Moog's high-performance systems control military and commercial aircraft, satellites and space vehicles, launch vehicles, missiles, automated industry machinery, and medical equipment.

    Cautionary Statement

    Information included herein or incorporated by reference that does not consist of historical facts, including statements accompanied by or containing words such as "may," "will," "should," "believes," "expects," "expected," "intends," "plans," "projects," "estimates," "predicts," "potential," "outlook," "forecast," "anticipates," "presume" and "assume," are forward- looking statements. Such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are not guarantees of future performance and are subject to several factors, risks and uncertainties, the impact or occurrence of which could cause actual results to differ materially from the expected results described in the forward-looking statements. These important factors, risks and uncertainties include (i) fluctuations in general business cycles for commercial aircraft, military aircraft, space and defense products, industrial capital goods and medical devices, (ii) our dependence on government contracts that may not be fully funded or may be terminated, (iii) our dependence on certain major customers, such as The Boeing Company and Lockheed Martin, for a significant percentage of our sales, (iv) the possibility that the demand for our products may be reduced if we are unable to adapt to technological change, (v) intense competition which may require us to lower prices or offer more favorable terms of sale, (vi) our significant indebtedness which could limit our operational and financial flexibility, (vii) the possibility that new product and research and development efforts may not be successful which could reduce our sales and profits, (viii) increased cash funding requirements for pension plans, which could occur in future years if future plan results differ from assumptions used for our defined benefit pension plans, including returns on plan assets and discount rates, (ix) a write-off of all or part of our goodwill,

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which could adversely affect our operating results and net worth and cause us to violate covenants in our bank agreements, (x) the potential for substantial fines and penalties or suspension or debarment from future contracts in the event we do not comply with regulations relating to defense industry contracting, (xi) the potential for cost overruns on development jobs and fixed price contracts and the risk that actual results may differ from estimates used in contract accounting, (xii) the possibility that our subcontractors may fail to perform their contractual obligations, which may adversely affect our contract performance and our ability to obtain future business, (xiii) our ability to successfully identify and consummate acquisitions, and integrate the acquired businesses and the risks associated with acquisitions, including that the acquired businesses do not perform in accordance with our expectations, and that we assume unknown liabilities in connection with the acquired businesses for which we are not indemnified, (xiv) our dependence on our management team and key personnel, (xv) the possibility of a catastrophic loss of one or more of our manufacturing facilities, (xvi) the possibility that future terror attacks, war or other civil disturbances could negatively impact our business, (xvii) our operations in foreign countries could expose us to political risks and adverse changes in local, legal, tax and regulatory schemes, (xviii) the possibility that government regulation could limit our ability to sell our products outside the United States, (xix) the impact of product liability claims related to our products used in applications where failure can result in significant property damage, injury or death and in damage to our reputation, (xx) the possibility that litigation may result unfavorably to us, (xxi) foreign currency fluctuations in those countries in which we do business and other risks associated with international operations and (xxii) the cost of compliance with environmental laws. The factors identified above are not exhaustive. New factors, risks and uncertainties may emerge from time to time that may affect the forward-looking statements made herein. Given these factors, risks and uncertainties, investors should not place undue reliance on forward-looking statements as predictive of future results. We disclaim any obligation to update the forward-looking statements made in this report.

SOURCE  Moog Inc.
    -0-                             03/16/2007
    /CONTACT:  Ann Marie Luhr, of Moog Inc., +1-716-687-4225/
    (MOGA MOGB MOG/A MOG/B ZVXI)